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EXHIBIT 10.42

                              CONSULTING AGREEMENT
                               AMENDMENT NUMBER 1

          (NOTE: This Agreement Supersedes Original Agreement Attached)

This consulting agreement ("Agreement") is executed as of this 20th day of October, 1999, by and between The RiceX Company, a Delaware corporation ("RiceX"), and JDK & Associates, Inc., a California corporation
("Consultant").

                                    RECITALS

         A. Consultant is experienced in providing public relations and consulting services to corporations similar to RiceX.

         B. RiceX desires to retain the services of Consultant on the terms set forth below, and Consultant is willing to provide such services on the terms set forth below.

                  NOW, THEREFORE, the parties agree as follows:

                  1. TERM. The term of this Agreement shall be for one (1) year commencing on November 1, 1999 and ending on October 31, 2000. Either party shall have the right to terminate this Agreement upon sixty (60) days advance written notice. The term of this Agreement also may be extended by the mutual agreement of the parties.

                  2. CONSULTING SERVICES. During the term of this Agreement, Consultant shall provide the following consulting services to RiceX:

                           a. Develop and deliver a clear, concise and compelling investment story regarding RiceX in order to attract and enlist long term relationships for RiceX;

                           b. Expose the products and possibilities of RiceX to the financial community and generally provide a community awareness of RiceX's activities to stimulate investor interest;

                           c. Review and, where necessary, revise all of RiceX's promotional materials, including, but not limited to investment summaries, news releases, article reprints, short research reports and other direct mail materials; and

                           d. Provide such other consulting advice and services as reasonably requested by RiceX.

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                  3.       COMPENSATION. As compensation for its services
                           rendered to RiceX hereunder, Consultant shall be entitled to receive the following compensation:

                           a. Concurrent with the execution of this Agreement, RiceX shall pay Consultant Twenty Five Thousand Dollars ($25,000) in reimbursement of its due diligence expenses.

                           b. RiceX shall pay Consultant the sum of Ten Thousand Dollars ($10,000) per month for general public relations purposes. Such payments shall commence on November 1, 1999 and shall be paid on the first day of each month thereafter until October 31, 2000.

                           c. Concurrent with the execution of this Agreement, Consultant shall receive 1,600,000 shares of RiceX common stock, to be issued by RiceX consistent with all rules and regulations of the Securities and Exchange Commission.

                           d. Consultant shall receive warrants, to purchase up to 1,000,000 shares of RiceX's common stock, exercisable at a strike price of $0.75 per share, commencing on the signing date of this certificate.

                           e. Consultant acknowledges that the shares and warrants to be received by it hereunder shall be restricted securities and subject to the rules and regulations of the Securities and Exchange Commission, including but not limited to Rule 144. Consultant acknowledges that it is familiar with such rules and regulations.

                           f. Effective March 1, 2000, RiceX hereby grants Consultant a demand registration right with respect to the shares issued under Section 3.c. and the warrants to be issued under
                                    Section 3.d.

                                    Upon receipt of demand registration request by Consultant, RiceX will use its best efforts to file the appropriate registration statement with the SEC upon receipt of all required legal and accounting data. Failure to file within ninety (90) days of receipt of the demand will result in a penalty equal to 100,000 shares per month for each month the registration remains unfiled.

                  4. TIME IS OF THE ESSENCE. Time is of the essence in the performance of the parties' respective obligations herein contained.

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                  5.       FURTHER ASSURANCE. Each party agrees that upon the
                           request of the other it will, from time to time, execute and deliver to such other party all such instruments and documents of further assurance or otherwise, and will do any and all such acts and things, as reasonably may be required to carry out the obligations of such party hereunder and consummate the transactions contemplated hereby.

                  6. HEADINGS. The headings of this Agreement are included for purposes of reference and convenience only and shall not limit or otherwise affect the construction or interpretation of any of the provisions of this Agreement.

                  7. ENTIRE AGREEMENT MODIFICATION. This Agreement, including all exhibits, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. No supplement, modification or amendment of this Agreement shall be effective unless executed in writing by the parties hereto.

                  8. NOTICE. Whenever the service or the giving of any document or consent by or on behalf of any party hereto upon any other party is herein provided for, or becomes necessary or convenient under the provisions of this Agreement or any document related hereto, a valid and efficient service of such document shall be affected by delivering the same in writing to such party in person, by Federal Express or other reputable courier, by facsimile, or by sending the same by registered or certified mail, return receipt requested, and shall be deemed received upon personal delivery if delivered personally, by Federal Express or other reputable courier or by facsimile, or four (4) business days after deposit in the mail in the United States, postage prepaid, addressed to the person to receive such notice or communication at the following address:

                           RiceX:       The RiceX Company
                                        1241 Hawk's Flight Court, Suite 103
                                        El Dorado Hills, CA  95762
                                        Attn:  Daniel L. McPeak, Sr.
                                        Telephone:        (916) 933-3000
                                        Facsimile:        (916) 933-3232

                           Consultant:  JDK & Associates, Inc.
                                        19800 MacArther Boulevard, Suite 880
                                        Irvine, CA  92612
                                        Telephone:        (949) 222-2955
                                        Facsimile:        (949) 222-2965

                           Notice of change of address shall be given by written notice in the manner detailed in this paragraph 8.

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                  9.       COUNTERPARTS. This Agreement may be executed in
                           counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                  10. LAW GOVERNING. This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of California.

                  11. ATTORNEYS' FEES. In the event of the bringing of any action by any party hereto against any other party arising out of this Agreement, the party who is determined to be the prevailing party shall be entitled to recover from the other party all costs and expenses of suit, including reasonable attorneys' fees.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                            THE RICEX COMPANY
                                            A Delaware Corporation
                                            ("RiceX")



                                            By:
                                               -------------------------------

                                               Its: CHAIRMAN OF THE BOARD/CEO
                                                   ---------------------------



                                            JDK & ASSOCIATES, INC.
                                            A California Corporation



                                            By:
                                               -------------------------------

                                               Its:
                                                   ---------------------------


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